EXHIBIT 4.1
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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of March 19, 2004, among Matritech, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"); and

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate up to 4,858,887 shares of Common Stock and Warrants on the Closing Date, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                  "Action" shall have the meaning ascribed to such term in
         Section 3.1(j).

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "Closing" means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1.

                  "Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers' obligations to (i) pay the Subscription Amount and (ii) the Company's obligation to deliver the Securities have been satisfied or waived.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

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                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Company Counsel" means Testa, Hurwitz & Thibeault, LLP, outside counsel to the Company, with offices at 125 High Street, Boston, Massachusetts 02110.

                  "Disclosure Schedules" means the Disclosure Schedules delivered concurrently herewith.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(r).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "FW" means Feldman Weinstein LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

                  "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

                  "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

                  "Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

                  "Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

                   "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

                  "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

                  "Per Share Purchase Price" equals $1.35, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Pro Rata Portion" shall have the meaning ascribed to such term in Section 4.11.

                  "Purchaser Parties" shall have the meaning ascribed to such term in Section 4.8.

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                  "Registration Rights Agreement" means the Registration Rights
         Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

                  "Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC Reports" shall have the meaning ascribed to such term in
         Section 3.1(h).

                  "Securities" means the Shares, the Warrants and the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

                  "Subscription Amount" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

                   "Subsidiary" shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a) and all future direct and indirect subsidiaries of the Company.

                  "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or
         (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

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                  "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on an Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of Shares then outstanding.

                  "Warrants" means collectively the Common Stock purchase warrants, in the form of Exhibit C, issuable to the Purchasers at the Closing, which warrants shall be exercisable immediately and have an exercise price equal to $2.00 and be exercisable for a period of 5 years.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. At the Closing, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii). The aggregate Subscription Amounts for Shares sold hereunder shall be for up to 4,858,887 shares. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of FW, or such other location as the parties shall mutually agree.

         2.2 Closing Conditions.

                  (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                           (i) this Agreement duly executed by the Company;

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                           (ii) a copy of the irrevocable instructions to the
                  Company's transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

                           (iii) within 3 Trading Days of the Closing Date, a
                  Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 25% of the Shares to be issued to such Purchaser at the Closing;

                           (iv) the Registration Rights Agreement duly executed
                  by the Company; and

                           (v) a legal opinion of Company Counsel, in the form
                  of Exhibit B attached hereto.

                  (b) At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i) this Agreement duly executed by such Purchaser;

                           (ii) such Purchaser's Subscription Amount by wire
                  transfer to an account as specified in writing by the Company; and

                           (iii) the Registration Rights Agreement duly executed
                  by such Purchaser.

                  (c) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party to be performed prior to the Closing shall have been performed.

                  (d) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules delivered concurrently herewith and, other than with respect to Sections

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3.1(g), 3.1(t), 3.1(w), 3.1(v), 3.1(z), 3.1(aa), 3.1(bb) and 3.1(cc), except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

                  (a) Subsidiaries. Schedule 3.1(a) sets forth all of the Company's direct and indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document,
         (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions

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         contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or right is waived in writing, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively the "Required Approvals").

                  (f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

                  (g) Capitalization. The capitalization of the Company is as described in the Company's most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities,

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         there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and provided that such unaudited statements may not include footnotes otherwise required by GAAP.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has

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         been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director or officer thereof, acting in his capacity as such, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that is required to be disclosed in the Company's filings with the SEC pursuant to Regulation S-K. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

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                  (m) Regulatory Permits. The Company and the Subsidiaries
         possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (o) Patents and Trademarks. To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except to the extent that the Company reasonably believes that such alleged violation or infringement can be resolved without having a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing

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         for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13 and 15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act).

                  (s) Certain Fees. Except as set forth on the Disclosure Schedule, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby in accordance with the terms of the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Registration Rights. Except as set forth on the disclosure schedule to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company that have not been satisfied.

                  (w) Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (x) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and which are due (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or has obtained an extension of the deadline for such filing) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. To the Company's knowledge, none of the Company's tax returns is presently being audited by any taxing authority.

                  (y) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this

         Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (z) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.


                  (aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (bb) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

                  (cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

                  (dd) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

                  (ee) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  (ff) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

                  (b) Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3),
         (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

                  (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (f) Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature page hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

                  (g) Rule 144. Subject to Section 4.1(a), such Purchaser acknowledges and agrees that the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (k) Company Information. Such Purchaser has read the SEC Reports and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions. (a) The Securities may only be disposed of in compliance with state and federal securities laws and, in the case of the Warrants and the Warrant Shares, subject to the terms of the Warrants. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion and choice of counsel shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an

         "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date relating to the Shares and Warrant Shares or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or, if the Company so directs, to the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to
         Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after such third Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (f) Until the date that each Purchaser holds less than 20% of the Shares initially purchased hereunder by such Purchaser, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares.

         4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule
144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

         4.4 Securities Laws Disclosure; Publicity. The Company shall, within one Trading Day following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to each Purchaser disclosing the transactions contemplated hereby. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except
(i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

         4.5 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         4.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.7 Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables, in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         4.8 Indemnification of Purchasers. Subject to the provisions of this
Section 4.8, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

         4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

         4.10 Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares and Warrant Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.11 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

         4.12 Deliver of Securities After Closing. The Company shall deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

         4.13 No Net Short Position. Each Purchaser agrees, severally and not jointly with any other Purchasers, that they or any Person acting at the request or direction of Purchaser, will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that such Purchaser no longer holds any Shares. For purposes of this Section 4.13, a "Short Sale" by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser,

Warrant Shares that have not yet been exercised pursuant to the Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all Shares and Warrant Shares (ignoring any exercise limitations included therein) held by such Purchaser on such date, plus any shares of Common Stock otherwise then held by such Purchaser. Additionally, each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in
Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to cover any short sales made prior to the Effective Date.

                                   ARTICLE V.
                                 MISCELLANEOUS

         5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

         5.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

         5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.8 Survival. The representations and warranties contained herein shall survive the earlier of (a) the second anniversary of the Closing Date and (b) the date on which the Shares and

Warrant Shares are no longer outstanding. The agreements and covenants contained herein shall survive, as to a Purchaser and unless otherwise set forth in the Transaction Documents, until such Purchaser no longer holds any Securities.

         5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.11 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.13 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers but only Rodman & Renshaw, Inc., who acted as placement agent to the transaction. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                 MATRITECH, INC.

                                 By: /s/ Stephen D. Chubb
                                    -------------------------------------
                                 Name: Stephen D. Chubb
                                 Title: Chief Executive Officer

                                 Address for Notice:
                                 -------------------
                                 330 Nevada Street
                                 Newton, Massachusetts, 02460
                                 Attn: Stephen D. Chubb
                                 Tel: (617) 928-0820
                                 Fax: (617) 928-0821


With a copy to:                  Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, Massachusetts 02110
                                 Attn: Rufus C. King
                                 Tel: (617) 248-7000
                                 Fax:  (617) 248-7100

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:            Alexandra Global Master Fund Ltd.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Mikhail Filimonov
                                                       -------------------------

Name of Authorized Signatory:                  Mikhail Filimonov
                              --------------------------------------------------

Title of Authorized Signatory:  Chairman & CEO, Alexandra Investment Management,
                                                     LLC
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:     Alexandra Investment Management, LLC
                                                                767 Third Avenue
                                                                      39th Floor
                                                             New York, NY  10017


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 250,000
Shares:                              185,185
Warrant Shares:                       46,296
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                     Alpha Capital AG
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:  /s/ Konrad Ackerman
                                                        ------------------------

Name of Authorized Signatory:                  Konrad Ackerman
                              --------------------------------------------------

Title of Authorized Signatory:                 Director
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 300,000
Shares:                              222,222
Warrant Shares:                       55,556
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:       Basso Equity Opportunity Holding Fund Ltd.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Howard Fischer
                                                       -------------------------

Name of Authorized Signatory:                    Howard Fischer
                              --------------------------------------------------

Title of Authorized Signatory:                 Authorized Signatory
                               -------------------------------------------------

Email Address of Authorized Entity:            mseidenberg@bassocap.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                        c/o Basso Capital
                                                           1266 East Main Street
                                                             Stamford, CT  06902




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 150,000
Shares:                              111,111
Warrant Shares:                       27,778
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:              Bristol Investment Fund, Ltd
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Paul Kessler
                                                       -------------------------

Name of Authorized Signatory:                  Paul Kessler
                              --------------------------------------------------
Title of Authorized Signatory:                   Director
                               -------------------------------------------------

Email Address of Authorized Entity:          pkessler@bristolcompanies.net
                                    --------------------------------------------

Address for Notice of Investing Entity:            Bristol Capital Advisors, LLC
                                                           6363 Sunset Boulevard
                                                                       5th Floor
                                                            Hollywood, CA  90028
                                                            Attn: Amy Wang, Esq.
                                                            Fax:  (323) 468-8307

Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 400,000
Shares:                              296,296
Warrant Shares:                       74,074
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:         Close Finsbury Global Investment-
                                     Universal Life Sciences
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Huaizheng Peng
                                                       -------------------------

Name of Authorized Signatory:                    Huaizheng Peng
                              --------------------------------------------------

Title of Authorized Signatory:                   Fund Manager
                               -------------------------------------------------

Email Address of Authorized Entity:              hpeng@reatech.net
                                   ---------------------------------------------

Address for Notice of Investing Entity:   Close Finsbury Universal Life Sciences
                                                                   4 Crown Place
                                                       London, England  EC2A 4BT



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                  29,999.70
Shares:                                  22,222
Warrant Shares:                           5,556
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                Cranshire Capital, L.P.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Mitch Kopin
                                                       -------------------------

Name of Authorized Signatory:                    Mitch Kopin
                              --------------------------------------------------

Title of Authorized Signatory:           President - Downsview Capital
                               -------------------------------------------------

Email Address of Authorized Entity:              cranshire@aol.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                          666 Dundee Road
                                                                      Suite 1901
                                                           Northbrook, IL  60062


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:             349,999.65
Shares:                             259,259
Warrant Shares:                      64,815
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:              Crestview Capital Master, LLC
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Robert Hoyt
                                                       -------------------------

Name of Authorized Signatory:                    Robert Hoyt
                              --------------------------------------------------

Title of Authorized Signatory:                  Managing Director
                               -------------------------------------------------

Email Address of Authorized Entity:            bob@crestviewcap.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                           5 Revere Drive
                                                                         Suite F
                                                           Northbrook, IL  60062




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 750,000
Shares:                              555,556
Warrant Shares:                      138,889
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:               Crescent International, Ltd.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Mel Craw; Maxi Brezzi
                                                       -------------------------

Name of Authorized Signatory:                Mel Craw; Maxi Brezzi
                              --------------------------------------------------

Title of Authorized Signatory:               Authorized Signatory
                               -------------------------------------------------

Email Address of Authorized Entity:         info@greenlight.dmitrust.com
                                    --------------------------------------------

Address for Notice of Investing Entity:              GreenLight (Switzerland) SA
                                                             84, Av. Louis-Casai
                                                        CH 1216 COINTRIN, Geneva
                                                                     Switzerland




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 270,000
Shares:                              200,000
Warrant Shares:                       50,000
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:          DKR SoundShore Oasis Holding Fund Ltd
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Barbara Burger
                                                       -------------------------

Name of Authorized Signatory:                    Barbara Burger
                              --------------------------------------------------

Title of Authorized Signatory:                   Alternate Director
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:          DKR Oasis Management Company LP
                                                           1281 East Main Street
                                                             Stamford, CT  06902



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 100,000
Shares:                               74,074
Warrant Shares:                       18,519
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:               Elliott Associates, L.P.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Elliot Greenberg
                                                       -------------------------

Name of Authorized Signatory:                    Elliot Greenberg
                              --------------------------------------------------

Title of Authorized Signatory:     Vice President, Braxton Associates, Inc.
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:             712 Fifth Avenue, 35th Floor
                                                             New York, NY  10019




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                      99,999.90
Shares:                                      74,074
Warrant Shares:                              18,519
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                Elliot International, L.P.
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Elliot Greenberg
                                                       -------------------------

Name of Authorized Signatory:                    Elliot Greenberg
                              --------------------------------------------------

Title of Authorized Signatory:     Vice President, Elliot International Capital
                                                 Advisors, Inc.
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:               c/o Elliot Management Corp
                                                    712 Fifth Avenue, 35th Floor
                                                              New York, NY 10019




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                   149,999.85
Shares:                                   111,111
Warrant Shares:                            27,778
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                   Fountainhead Fund
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:  /s/ Anthony Postiglione
                                                        ------------------------

Name of Authorized Signatory:                    Anthony Postiglione
                              --------------------------------------------------

Title of Authorized Signatory:                   Managing Partner
                               -------------------------------------------------

Email Address of Authorized Entity:          Anthony@fountainheadfundlp.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                100 East Lancaster Avenue
                                                                       Suite 303
                                                                Wayne, PA  19087




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                   135,000.00
Shares:                                   100,000
Warrant Shares:                            25,000
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                   JIBS Equities, LP
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Bruce Thomas
                                                      --------------------------

Name of Authorized Signatory:                    Bruce Thomas
                              --------------------------------------------------

Title of Authorized Signatory:                Chief Financial Officer
                               -------------------------------------------------

Email Address of Authorized Entity:              bwt66@adelphia.net
                                    --------------------------------------------

Address for Notice of Investing Entity:                              P.O. Box 87
                                                            Line & Grove Streets
                                                            Nanticoke, PA  18634




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                      250,000
Shares:                                   185,185
Warrant Shares:                            46,296
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                 Langley Partners LP
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Jeffrey Thorp
                                                       -------------------------

Name of Authorized Signatory:                    Jeffrey Thorp
                              --------------------------------------------------

Title of Authorized Signatory:      Managing Member, Langley Capital, LLC
                               -------------------------------------------------

Email Address of Authorized Entity:              jt@lcap.com
                                    --------------------------------------------

Address for Notice of Investing Entity:            535 Madison Avenue, 7th Floor
                                                             New York, NY  10012




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                   337,500.00
Shares:                                   250,000
Warrant Shares:                            62,500
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                  Omicron Master Trust
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Bruce Bernstein
                                                       -------------------------

Name of Authorized Signatory:                    Bruce Bernstein
                              --------------------------------------------------

Title of Authorized Signatory:                   Managing Partner
                               -------------------------------------------------

Email Address of Authorized Entity:              bb@omicroncapital.com
                                    --------------------------------------------

Address for Notice of Investing Entity:             810 Seventh Avenue, 39th Fl.
                                                              New York, NY 10019
                                                             Tel. (212) 803-5263
                                                             Fax  (212) 803-5269
                                                               Attn:  Brian Daly



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:               1,200,000.15
Shares:                                 888,889
Warrant Shares:                         222,222
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                   OTAPE Investments LLC
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Robert M. Coyne
                                                       -------------------------

Name of Authorized Signatory:                 Robert M. Coyne
                              --------------------------------------------------

Title of Authorized Signatory:                 General Counsel
                               -------------------------------------------------

Email Address of Authorized Entity:              rick.berdon@ox.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                    OTAPE Investments LLC
                                                           1 Manhattanville Road
                                                             Purchase, NY  10577




Subscription Amount:                 135,000.00
Shares:                                 100,000
Warrant Shares:                          25,000
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:         Portside Growth and Opportunity Fund
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Jeff Solomon
                                                       -------------------------

Name of Authorized Signatory:                    Jeff Solomon
                              --------------------------------------------------

Title of Authorized Signatory:                   Managing Member
                               -------------------------------------------------

Email Address of Authorized Entity:              jsmith@ramius.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                 c/o Ramius Capital Group
                                                    666 Third Avenue, 26th Floor
                                                             New York, NY  10017



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 299,999.70
Shares:                                 222,222
Warrant Shares:                          55,556
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                  RHP Master Fund, Ltd
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:      /s/ Keith Marlowe
                                                      --------------------------

Name of Authorized Signatory:                    Keith Marlowe
                             ---------------------------------------------------

Title of Authorized Signatory:         Director, RHP General Partner LLC
                               -------------------------------------------------
Email Address of Authorized Entity:           kmarlowe@rockhillfunds.com
                                    --------------------------------------------

Address for Notice of Investing Entity:   c/o Rock Hill Investment Management LP
                                                  3 Bala Plaza - East, Suite 585
                                                          Bala Cynwyd, PA  19004
                                                         Attn:  Legal Department


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 200,000.00
Shares:                                 148,148
Warrant Shares:                          37,037
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:             Spectra Capital Management, LLC
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Gregory I. Porges
                                                       -------------------------

Name of Authorized Signatory:                    Gregory I. Porges
                              --------------------------------------------------

Title of Authorized Signatory:                   Sole Member
                               -------------------------------------------------

Email Address of Authorized Entity:      iestepan@spectrafinancialgroup.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                 20 Broadway - 20th Floor
                                                              New York, NY 10271



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 250,000.00
Shares:                                 185,185
Warrant Shares:                          46,296
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                      SRG Capital, LLC
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Andrew J. Turchin
                                                       -------------------------

Name of Authorized Signatory:                Andrew J. Turchin
                              --------------------------------------------------

Title of Authorized Signatory:             Chief Financial Officer
                               -------------------------------------------------

Email Address of Authorized Entity:              Yoav@gerbercapital.com;
                                               aturchin@gerbercapital.com
                                    --------------------------------------------

Address for Notice of Investing Entity:                  20 Broadway, 40th Floor
                                                             New York, NY  10271


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                  75,000.60
Shares:                                  55,556
Warrant Shares:                          13,889
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                    Stonestreet, LP
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ M. Finkelstein
                                                       -------------------------

Name of Authorized Signatory:              Michael Finkelstein
                              --------------------------------------------------

Title of Authorized Signatory:                 President
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 300,000.00
Shares:                                 222,222
Warrant Shares:                          55,556
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                    TCMP3 Partners
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Steven E. Slawson
                                                       -------------------------

Name of Authorized Signatory:                Steven E. Slawson
                              --------------------------------------------------

Title of Authorized Signatory:             Principal/General Partner
                               -------------------------------------------------

Email Address of Authorized Entity:              sslawson@titancap.org
                                    --------------------------------------------

Address for Notice of Investing Entity:             c/o Titan Capital Management
                                                      7 Century Drive, Suite 201
                                                           Parsippany, NJ  07054


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 150,000.00
Shares:                                 111,111
Warrant Shares:                          27,778
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                   Topaz Partners
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ David Muschel
                                                       -------------------------

Name of Authorized Signatory:                 David Muschel
                              --------------------------------------------------

Title of Authorized Signatory:                   Manager
                               -------------------------------------------------

Email Address of Authorized Entity:
                                    --------------------------------------------

Address for Notice of Investing Entity:                 c/o Jemmco Capital Corp.
                                                    900 Third Avenue, 11th Floor
                                                             New York, NY  10022


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                 250,000.00
Shares:                                 185,185
Warrant Shares:                          46,296
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                   Whalehaven Fund Limited
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Evan Schemenauer
                                                       -------------------------

Name of Authorized Signatory:                  Evan Schemenauer
                              --------------------------------------------------

Title of Authorized Signatory:                   Director
                               -------------------------------------------------

Email Address of Authorized Entity:        eschemananer@consolidated.com
                                    --------------------------------------------

Address for Notice of Investing Entity:          3rd Floor, 14 Par-La-Ville Road
                                                                  Hamilton, HM08
                                                                         Bermuda


Address for Delivery of Securities for Investing Entity (if not same as above):

                                                           Desjardins Securities
                                                                      Suite 2750
                                                              145 King Street W.
                                                                 Toronto, ON M5H
                                                                          Canada



Subscription Amount:                 100,000.00
Shares:                                  74,074
Warrant Shares:                          18,519
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

         IN WITNESS WHEREOF, the undersigned have caused this MZT Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity:                     Zachary Prensky
                          ------------------------------------------------------

SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Zachary Prensky
                                                       -------------------------

Name of Authorized Signatory:                Zachary Prensky
                              --------------------------------------------------

Title of Authorized Signatory:                   Self
                               -------------------------------------------------

Email Address of Authorized Entity:              zach@littlebear.us
                                    --------------------------------------------

Address for Notice of Investing Entity:          c/o Little Bear Investments LLC
                                                        11 Penn Place, 5th Floor
                                                              New York, NY 10001


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:                  27,000.00
Shares:                                  20,000
Warrant Shares:                           5,000
EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

                                       26